                               SECURITY AGREEMENT
                        (TO PAY FOR PAST LEGAL SERVICES)

         This Agreement is made as of August 1, 2002 by and between ROBERT A.
BRUNETTE, an individual who resides at 4443 Chevy Chase Drive, La Canada
Flintridge, CA 91011 (hereafter "BRUNETTE"), and HASSEL HILL, JR., an individual who resides at 2219 Lenore Drive, Glendale, CA 91206 (hereafter "HILL"), and
MATERIAL TECHNOLOGIES, INC., a Delaware corporation with offices at 11661 San
Vicente Boulevard, #707, Los Angeles, CA 90049 (hereafter "MATECH"), with reference to the following facts:

         Whereas, on March 23, 2001 BRUNETTE and HILL entered into a Basic
Attorney Representation Agreement with MATECH and its current President and majority shareholder ROBERT M. BERNSTEIN (hereafter "BERNSTEIN") to represent them in any legal action against them subsequently brought by Stephen Forrest
Beck (a copy of which is attached as Exhibit A hereto);

         Whereas, on April 30, 2001 MATECH filed a lawsuit in the Los Angeles
Superior Court entitled Material Technologies, Inc. v. Stephen Forrest Beck,
LASC Civil No. BC249495, seeking the return of 244,427 shares of MATECH common stock, or the reasonable value thereof, and on April 30, 2001 BECK filed a lawsuit in said Court entitled Stephen Forrest Beck v. Robert M. Bernstein,
Material Technologies, Inc., et al, LASC Civil No. BC249547 seeking damages for breach of contract, and other claims (hereafter collectively called the
"Superior Court Actions");

         Whereas, on or about April 25, 2002 said Court granted MATECH/
BERNSTEIN's Summary Adjudication motion in Beck v. Bernstein, et al, BC249547 denying Beck's breach of contract and related causes of action, thereby rendering Beck's remaining claims similarly vulnerable, and the Matech v. Beck
BC249495 action subject to Summary Judgment for MATECH; and

         Whereas, on or about July 15, 2002 Stephen Forrest Beck and MATECH/
BERNSTEIN entered into a written Settlement Agreement to avoid further litigation, which the parties hereto deem to be a successful defense of the Beck lawsuit under the said Basic Attorney Representation Agreement.

         Therefore, the undersigned parties agree as follows:

1.       Consideration
         (a)      In return for past legal services rendered by BRUNETTE and HILL to MATECH and BERNSTEIN, and in addition to any previous
                  monies or MATECH Common Stock issued to them for such
                  services, MATECH agrees to promptly enter into a Promissory
                  Note payable jointly to BRUNETTE and HILL 50-50 percent each in the amount of $1,481,895.00 U.S., plus interest thereon at the rate of eight percent (6%) per annum commencing on August
                  1, 2002 until paid by MATECH from its earnings before
                  interest, taxes, depreciation and amortization ("EBITDA"), which will be determined in accordance with generally accepted accounting principles consistently applied until paid in full, in the form and on the terms in that Promissory Note attached hereto and made a part hereof by this reference as Exhibit B.
                  (hereafter the "Note").

         (b)      Said payments on said Note shall be made from time to time
                  EBIDTA to BRUNETTE and HILL in equal amounts until the entire debt is paid in the names of "Robert A. Brunette" for
                  BRUNETTE, and "Hassel Hill, Jr." for HILL.  Said monies
                  actually paid shall then be reportable by MATECH for federal and state governments on Form 1099 as Independent Consultant income to BRUNETTE and HILL, respectively, and not as
                  employees of MATECH.

2.       Entire Agreement
         The parties acknowledge that they have had sufficient opportunity to make diligent inquiry into and consult with independent counsel concerning this Agreement.  This Agreement contains the entire
         Agreement between the parties as to the above subject matter and supercedes in its entirety the Basic Attorney Representation Agreement attached as Exhibit A and the letter dated March 23, 2001 which supplemented the Basic Attorney Representation Fee Agreement.

3.       Invalid Provisions
         If, after the date hereof, any provisions of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the terms of this Agreement, such provision shall be fully severable.  In lieu thereof, there shall be added a provision as similar in terms to such illegal, invalid or unenforceable provisions as may be possible and be legal, valid and enforceable.

4.       Successors
         This Agreement shall be binding upon all assignees, affiliates and successors in interest to MATECH to the full extent of the law applicable hereto.

5.       Audit and Inspection
         BRUNETTE and HILL, either individually or jointly, may, at their sole discretion, and upon reasonable prior notice to MATECH, but not less than three calendar days, be granted access to the financial ledgers, books of account and similar business records of MATECH for the purpose of auditing its income, expenses, tax records, public filings, and the like to determine amounts payable to BRUNETTE and Hill on such Note
         EBIDTA.  And, they may make copies of such records as they deem reasonably necessary at their sole expense.

6.       Supplemental Documents
         All parties agree to promptly sign and return any and all forms or supplementary documents, in good faith, and take additional actions which are necessary to give full force and effect to the basic terms and intent of this Agreement.

7.       Corporate Authority
         BERNSTEIN represents and warrants that MATECH has fully authorized the execution of this Agreement under its Bylaws and Articles and Delaware law, and that MATECH's Board of Directors has approved and/or ratified his signing this Agreement on MATECH's behalf.

8.       Construction Under California Law
         This Agreement is entered into in the State of California, and shall be construed and interpreted in accordance with its laws, except for its choice of law principles.  In any action to interpret or enforce the terms of this Agreement the prevailing party shall be reimbursed its costs, including reasonable attorneys fees, by the other party.

9.       Arbitration of Disputes
         If a dispute arises between Attorneys and client regarding fees or services in connection with the above-referenced transaction, such dispute shall be submitted to binding arbitration.  This includes any claim for breach of contract, negligence, breach of fiduciary duty or other wrongdoing.

         Any actions, controversies, claims, disputes and/or other factual or legal matters in question arising out of or relating to this Agreement, or the alleged breach thereof, shall be settled by arbitration conducted in accordance with the California Arbitration Act (Code of
         Civil Procedure Section 1280, et seq.) as then in effect except as provided herein.

         The parties to such arbitration shall be entitled to conduct discovery and take depositions pursuant to the provisions of Code of Civil
         Procedure Section 1283.05, without giving effect to the limitations contained in Code of Civil Procedure Section 1283.059(e).

         Unless the parties agree otherwise, any arbitration shall be held in
         Los Angeles County, California, before three independent arbitrators appointed by the Judicial Arbitration and Mediation Services.  In the
         event that the Judicial Arbitration and Mediation Services shall not then exist or fail or refuse to appoint such arbitrators, one arbitrator shall be selected by one party or factions and one arbitrator shall be selected by the other party or faction.  The two arbitrators shall select a third arbitrator to arbitrate the dispute.
         If either party or faction party does not timely select an arbitrator, the arbitrator selected by the other party or faction shall arbitrate the dispute.

         Costs and fees of the arbitrators shall be borne by the non-prevailing party, unless the arbitrators determine otherwise. The award of the arbitrators, which may include equitable relief, shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Any demand for arbitration shall be in writing and must be made within a reasonable time after the claim, dispute or other matter in questions has arisen.  In no event shall the demand for arbitration be made after the date that institution of legal or equitable proceedings based upon such claim, dispute or other matter would be barred by the applicable statute of limitations or the date specified in this Agreement, whichever is the earlier.

Such arbitration shall be conducted in accordance with the rules of California
Code of Civil Procedures § 1280 et seq. The arbitrator shall have the discretion to order the losing party in the arbitration proceedings to reimburse the prevailing party for all costs and fees incurred in connection with the arbitration, including without limitation, attorney fees and arbitrator's fee.

YOUR INITIALS         You acknowledge that we have explained to you that such binding
BELOW SIGNIFY         arbitration may deprive you of various rights that you otherwise
ACKNOWLEDGMENT OF     might have in a legal action, including without limitation the right
THIS EXPLANATION      to a jury trial, the right to appeal, and full discovery rights.

        (initials)

10.      Effectiveness
         This Agreement shall become effective as of the date first stated above upon mutual execution by the parties, and may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.

11.      No Personally Liability
         Each of the parties hereto acknowledge and agree that Bernstein shall have no obligation to pay any sums under this agreement or the note, and all personal obligations of Bernstein under the Basic Attorney
         Representation Agreement attached as Exhibit A and the letter dated
         March 23, 2001, are hereby null and void.

ROBERT M. BERNSTEIN                           MATERIAL TECHNOLOGIES, INC.

By                                            By
     Robert M. Bernstein                         Robert M. Bernstein
     Individually                                President
                                                 (corporate seal)

HASSEL HILL, JR.                              ROBERT A. BRUNETTE

By                                            By
     Hassel Hill, Jr., Esq.                      Robert A. Brunette, Esq.